Exhibit 99.1

Deciphera Pharmaceuticals Provides Corporate Update and Highlights Key 2022 Corporate Milestones

– Launch of QINLOCK® in Germany Underway; Transition to Post-approval Paid Access Program in France Expected in 1H 2022 –

– Pivotal Phase 3 MOTION Study of Vimseltinib in TGCT Patients Underway; Updated Phase 1/2 Data Expected in 2H 2022 –

– Phase 1 Dose Escalation Data for DCC-3116 Expected in 2H 2022 –

– New Pan-RAF Research Program Disclosed; Development Candidate Expected in 2022 –

Waltham, MA – January 10, 2022 – Deciphera Pharmaceuticals, Inc. (NASDAQ: DCPH), a commercial-stage biopharmaceutical company developing innovative medicines to improve the lives of people with cancer, today provided a corporate update and highlighted key 2022 milestones in conjunction with its presentation at the 40th Annual J.P. Morgan Healthcare Conference. The Company will webcast its presentation today at 9:00 AM ET at https://investors.deciphera.com/events-presentations.

“Deciphera is well-positioned as we enter 2022 with multiple high-value clinical programs and a successful commercial franchise in QINLOCK, all generated by our proven and productive research engine,” said Steve Hoerter, President and Chief Executive Officer of Deciphera Pharmaceuticals. “We are excited about our leading portfolio of novel kinase inhibitors, including our first-in-class autophagy pathway inhibitor, DCC-3116, and our newly disclosed pan-RAF research program, both of which seek to address the challenges of drug resistance in patients with cancer. We believe that DCC-3116, designed to inhibit the autophagy pathway by inhibiting the ULK kinase, has the potential to address a broad range of human cancers, and planning is now underway to expand this development program to include a KRAS G12C inhibitor combination in non-small cell lung cancer (NSCLC). We plan to present initial data from the single agent dose escalation portion of this Phase 1 study later this year. We also announced today our plans to nominate a new clinical development candidate from our pan-RAF research program later this year, which we believe has the potential to be a best-in-class agent that can address unmet medical needs as a single agent and in combination.”

Mr. Hoerter continued, “We kicked off 2022 with the launch of QINLOCK in Germany and we plan to transition to a post-approval paid access program in France in the first half of this year. Our existing QINLOCK commercial footprint with sarcoma specialists also serves as an excellent foundation for the future commercialization of our potential best-in-class CSF1R inhibitor, vimseltinib. The Phase 3 MOTION study of vimseltinib in tenosynovial giant cell tumor (TGCT) is currently underway and we expect to present updated data from our Phase 1/2 study in patients with TGCT later this year.”

In 2022, the Company seeks to achieve the following milestones:

QINLOCK® (ripretinib)

•	Execute on the commercial launch of QINLOCK in fourth-line GIST in Germany. Launch in Germany is ongoing as of January 1, 2022.

•	Transition to post-approval paid access program in France in the first half of 2022.

•	Present results of the Phase 3 INTRIGUE study in second-line GIST at the American Society of Clinical Oncology (ASCO) Plenary Series Session on January 25, 2022.

Vimseltinib

•	Enrollment underway in the Phase 3 MOTION study of vimseltinib, an orally administered, potent, and highly selective switch-control kinase inhibitor of CSF1R, for the treatment of TGCT.

•	Present updated data from the Phase 1/2 study in TGCT patients in the second half of 2022.

DCC-3116

•

Present data from the single agent dose escalation portion of this Phase 1 study of DCC-3116, a first-in-class ULK kinase inhibitor designed to inhibit autophagy for the treatment of patients with advanced or metastatic tumors with a mutant a RAS or RAF gene, in the second half of 2022. DCC-3116 is currently being investigated as a single agent and in combination.

•

Initiate Phase 1 study dose expansion in the second half of 2022 in combination with trametinib, a U.S. Food and Drug Administration-approved MEK inhibitor, in patients with selected mutations in advanced or metastatic pancreatic ductal adenocarcinoma, NSCLC, colorectal cancer, and melanoma.

•	Planning underway to add a combination with a KRAS G12C inhibitor in NSCLC to the ongoing Phase 1 study, subject to feedback from regulatory authorities.

•

Present additional preclinical data for DCC-3116 in 2022 and continue to explore preclinical combinations of DCC-3116 with multiple additional targeted oncology agents with diverse mechanisms of action.

Proprietary Drug Discovery Platform

•	Nominate a development candidate in 2022 from the pan-RAF inhibitor research program, discovered using the Company’s novel switch-control inhibitor platform.

Presentation at the 40th Annual J.P. Morgan Healthcare Conference

Deciphera will webcast its corporate presentation from the 40th Annual J.P. Morgan Healthcare Conference on Monday, January 10, 2022 at 9:00 AM ET. A live webcast of the presentation can be accessed under “Events & Presentations” in the investors section of the Company’s website at deciphera.com. A replay of the webcast will be archived on the Company’s website for 90 days following the presentation. In conjunction with the conference, the Company has also updated its corporate presentation, which can be found here: https://investors.deciphera.com/events-presentations.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Switzerland, Taiwan, the United Kingdom, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations and timing regarding vimseltinib and enrollment for the pivotal Phase 3 MOTION study in TGCT patients, the potential for vimseltinib to be a best-in-class treatment for TGCT, presenting updated vimseltinib data from our phase 1/2 study in TGCT patients, initial data from the dose escalation phase of the Phase 1 study of DCC-3116, plans to initiate the trametinib combination dose expansion portion of the Phase 1 study of DCC-3116, plans to expand the ongoing Phase 1 study of DCC-3116 to add a combination with a mutant KRAS G12C inhibitor in NSCLC patients subject to feedback from regulatory authorities, plans to present additional pre-clinical data for DCC-3116, exploration of additional pre-clinical combinations of DCC-3116, our belief that DCC-3116 has the potential to address a broad range of human cancers, nominating a development candidate for our pan-RAF research program, plans to continue to establish QINLOCK as the fourth-line standard of care in the U.S. and key European markets, ex-U.S. strategies including executing on our commercial launch of QINLOCK in fourth-line GIST in Germany and our plans to transition to a post-approval paid access program in France and our plans to present INTRIGUE data for our second-line GIST study for QINLOCK at the ASCO plenary session in January 2022. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to our ability to provide access to QINLOCK in European countries other than Germany and France through other channels, the severity and duration of the impact of COVID-19 on our business and operations, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, comments, feedback and actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Deciphera, the Deciphera logo, QINLOCK, and the QINLOCK logo are registered trademarks of Deciphera Pharmaceuticals, LLC.

Contacts:

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

David.Rosen@argotpartners.com

212-600-1902